7777 GLADES ROAD
                                                                       SUITE 300
                                                       BOCA RATON, FLORIDA 33434
[GRAPHIC OMITTED]                                        TELEPHONE: 561.483.7000
BROAD AND CASSEL                                         FACSIMILE: 561.483.7321
-----------------                                         www.broadandcassel.com
ATTORNEYS AT LAW

                                                            NINA S. GORDON, P.A.
                                                     DIRECT LINE: (561) 218-8856
                                                DIRECT FACSIMILE: (561) 218-8978
                                               EMAIL: NGORDON@BROADANDCASSEL.COM

                                November 2, 2004

VIA EDGAR TRANSMISSION

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   21st Century Holding Company
            Registration Statement on Form S-3

Ladies and Gentlemen:

      On behalf of 21st Century Holding Company (the "Company"), we respectfully submit this Registration Statement on Form S-3 that registers the resale of 69,200 shares of the Company's Common Stock issued to the holders of the Company's 6% Subordinated Notes due July 31, 2006 (the "Notes"). These shares were issued to pay the October 29, 2004 payment of principal and interest due on the Notes.

      This registration statement conforms to the disclosures in the Company's prior registration statements covering the shares issued to pay the October 31, 2003 and January 30, 2004 payments of principal and interest due on the Notes (File Nos. 333-108739 and 333-112402, respectively), except to the extent that updating was appropriate due to the passage of time.

      Please be advised that the Company anticipates making an oral request for acceleration of effectiveness pursuant to Rule 461 under the Securities Act of 1933 (the "Securities Act"). In that regard, this letter confirms that the Company is aware of its obligations under the Securities Act as they relate to the offering of shares described in this registration statement.

      Please call me at my direct telephone number above if you have any questions about this filing. We'd very much appreciate the staff's assistance in declaring this registration statement effective as soon as possible.

                                       Very truly yours,

                                       BROAD AND CASSEL

                                       /s/ Nina S. Gordon

                                       Nina S. Gordon, P.A.

                 BOCA RATON O FT. LAUDERDALE O MIAMI O ORLANDO O
                     TALLAHASSEE O TAMPA O WEST PALM BEACH